Exhibit 99.3

Contacts:
Rachael Scherer Investor Relations 763-505-2694	Jessica Stoltenberg Public Relations 763-505-3333

F O R   I M M E D I A T E   R E L E A S E

MEDTRONIC CEO, CFO CERTIFY FINANCIALS, REAFFIRM COMPANY’S CONTINUED COMMITMENT TO STRONG GOVERNANCE AND TRANSPARENT REPORTING

Leader in Medical Technology Voices Support For New Federal Legislation

                MINNEAPOLIS, August 8, 2002 — In advance of next week’s Securities and Exchange Commission (SEC) deadline for companies whose fiscal year coincides with the calendar year and a month ahead of the deadline for its own filing, the Chief Executive and Chief Financial Officers of Medtronic, Inc. (NYSE: MDT), today personally certified the accuracy and completeness of Medtronic financial reports for Fiscal 2002, which ended April 26, 2002.  Signed, sworn statements were submitted to the SEC, and these statements can be accessed at www.sec.gov/rules/extra/ceocfo.htm.

                Chairman and CEO Arthur D. Collins, Jr. and Robert L. Ryan, Senior Vice President and Chief Financial Officer, certified the Medtronic annual report on Form 10-K, along with its 2002 proxy statement.

                “While we have always held ourselves personally responsible for these reports, we are pleased to comply with new legal requirements and underscore our resolve to continue providing shareholders and the investment community with reliable and trustworthy information about financial and other significant business aspects of Medtronic,” Collins said.  “We would also like to take this occasion to publicly reiterate the company’s proactive commitment to high standards of ethical business practices and corporate governance.  We hope this will help reassure investors and contribute to a positive investment atmosphere.”

                Collins also said the company supports the recent amendments to principles of corporate governance and financial disclosure set forth by the Securities and Exchange Commission and the federal Sarbanes-Oxley Act of 2002.

Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, providing lifelong solutions for people with chronic disease. Its Internet address is www.medtronic.com.

Any statements made about the company’s anticipated financial results and regulatory approvals are forward-looking statements subject to risks and uncertainties such as those described in Medtronic’s Annual Report on Form 10-K for the year ended April 26, 2002.  Actual results may differ materially from anticipated results.